UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2024

Grayscale Bitcoin Trust (BTC)

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41906	46-7019388
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Grayscale Bitcoin Trust (BTC) Shares	GBTC	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 9, 2024, following approval of the Proposals (as defined below), Grayscale Investments, LLC, the sponsor (the “Sponsor”) of Grayscale Bitcoin Trust (BTC) (the “Trust”), and Delaware Trust Company, the trustee (the “Trustee”) of the Trust, entered into the Sixth Amended and Restated Declaration of Trust and Trust Agreement, dated as of January 9, 2024 (the “Sixth A&R Trust Agreement”). The amendments implemented by the Sixth A&R Trust Agreement are described in the Trust’s Consent Solicitation Statement included in its definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on December 18, 2023 (the “Consent Solicitation Statement”).

In addition, on January 9, 2024, the Sponsor and the Trustee entered into Amendment No. 1 to the Sixth Amended and Restated Declaration of Trust and Trust Agreement in order to reduce the Sponsor’s Fee (as defined in the Sixth A&R Trust Agreement) to 1.5%, effective as of the day the shares of the Trust (the “Shares”) first list and trade on NYSE Arca, Inc.

The foregoing descriptions of the Sixth A&R Trust Agreement and Amendment No. 1 thereto do not purport to be complete and are qualified in their entirety by reference to the full text of the Sixth A&R Trust Agreement and Amendment No. 1 thereto, copies of which are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 18, 2023, the Sponsor solicited the consent of the shareholders of the Trust (the “Consent Solicitation”) to approve two proposals to amend the Fifth Amended and Restated Declaration of Trust and Trust Agreement (as amended, the “Trust Agreement”) between the Sponsor and the Trustee, both of which were approved by the requisite majority of outstanding shares held by the Trust’s shareholders as of the record date for the Consent Solicitation. The proposals are described in more detail in the Consent Solicitation Statement.

Proposal 1:

The proposal to approve amendments to the Trust Agreement providing that the Sponsor’s Fee (as defined in the Trust Agreement) be payable to the Sponsor daily in arrears (“Proposal 1”) was approved based on the following votes:

For	Against	Abstain
90,826,322	10,362,247	6,036,347

Proposal 2:

The proposal to approve amendments to the Trust Agreement permitting a portion of the Trust Estate (as defined in the Trust Agreement) to be held from time to time in one or more omnibus accounts in order to facilitate the creation and redemption of shares of the Trust (“Proposal 2” and, together with Proposal 1, the “Proposals”), was approved based on the following votes:

For	Against	Abstain
79,600,573	22,049,221	5,575,122

As described in the Consent Solicitation Statement, under the terms of the Trust Agreement, any shareholders that did not, within twenty (20) calendar days of the date of the Consent Solicitation Statement, notify the Sponsor in writing that they objected to either or both of the Proposals were deemed to consent to each Proposal. As such, in the aggregate, shareholders holding 98.5% of the Trust’s outstanding shares consented to Proposal 1, and shareholders holding 96.8% of the Trust’s shares consented to Proposal 2.

A sufficient number of shareholders consented to approve the Proposals described above by 4:00 p.m., New York City time, on January 7, 2024. As a result, the Consent Solicitation, and the period during which consents could be revoked, concluded as of 4:00 p.m., New York City time, on January 7, 2024.

Item 8.01. Other Events.

A copy of the legal opinion of Richards, Layton & Finger, P.A., relating to the validity of the Shares to be offered pursuant to the Trust's Registration Statement on Form S-3 (File No. 333-275079), as filed with the Securities and Exchange Commission on January 9, 2024 (as amended, the “Registration Statement”), is filed as Exhibit 5.1 to this Current Report on Form 8-K and is hereby incorporated by reference into the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Sixth Amended and Restated Declaration of Trust and Trust Agreement.
4.2	Amendment No. 1 to the Sixth Amended and Restated Declaration of Trust and Trust Agreement.
5.1	Opinion of Richards, Layton & Finger, P.A., as special Delaware counsel to the Trust.
23.1	Consent of Richards, Layton & Finger, P.A., as special Delaware counsel to the Trust, included in Exhibit 5.1.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments, LLC, as Sponsor of Grayscale Bitcoin Trust (BTC)

Date:	January 9, 2024	By:	/s/ Michael Sonnenshein
Name: Michael Sonnenshein Title: Chief Executive Officer*

_____________________

* The Registrant is a trust and the identified person signing this report is signing in their capacity as an authorized officer of Grayscale Investments, LLC, the Sponsor of the Registrant.